Exhibit 10.1

EXECUTION VERSION

CONSENT AND WAIVER AGREEMENT

dated as of

January 23, 2020

among

International Paper Company

Graphic Packaging Holding Company

GPI Holding III, LLC,

and

Graphic Packaging International Partners, LLC

Table of Contents

Page

	Article 1
	Redemption
1.1	Redemption	1
1.2	Tax Matters	2
1.3	Closing	3
1.4	Closing Conditions	3
	Article 2
	Representations and Warranties of IP

2.1	Existence; Power and Authority	3
2.2	Authorization	4
2.3	No Conflicts	4
2.4	Title	4

	Article 3
	Representations and Warranties of the Parent Parties
3.1	Existence; Power and Authority	4
3.2	Authorization	4
3.3	No Conflicts	4
3.4	Sufficient Funds	4

	Article 4
	Miscellaneous
4.1	Termination	5
4.2	Further Assurances	5
4.3	Expenses	5
4.4	Survival	5
4.5	Amendments and Waivers	5
4.6	Assignment; Binding Agreement	5
4.7	No Third Party Beneficiaries	5
4.8	Entire Agreement	5
4.9	Severability	5
4.10	Counterparts	6
4.11	Governing Law; Waiver of Jury Trial; Jurisdiction; Specific Performance	6
4.12	Notices	6
4.13	Interpretation	7

ii

CONSENT AND WAIVER AGREEMENT

This Consent and Waiver Agreement, dated as of January 23, 2020 (this “Agreement”), is made by and among Graphic Packaging International Partners, LLC (f/k/a Gazelle Newco LLC), a Delaware limited liability company (the “Company”), Graphic Packaging Holding Company, a Delaware corporation (“Parent”), GPI Holding III, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Parent (“Gazelle Holdco” and, together with the Company and Parent, the “Parent Parties” ), and International Paper Company, a New York corporation (“IP” and, together with the Parent Parties, the “Parties”). Capitalized terms used but not defined herein have the meanings given to such terms in the Exchange Agreement (as defined below).

WHEREAS, Parent, the Company, Gazelle Holdco and IP are party to the Exchange Agreement, dated January 1, 2018 (the “Exchange Agreement”);

WHEREAS, Gazelle Holdco and IP are members of the Company and together with Parent are party to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 1, 2018 (the “Operating Agreement”);

WHEREAS, Parent, the Company, Gazelle Holdco and IP are party to the Tax Receivable Agreement, dated as of January 1, 2018 (the “Tax Receivable Agreement”);

WHEREAS, pursuant to the Exchange Agreement and as set forth in this Agreement, IP will deliver a Notice of Exchange to exchange a number of Common Units equal to (i) $250 million divided by (ii) the Agreed VWAP (as defined below) (rounded down to the nearest whole Common Unit) (the “Units”) in the Company;

WHEREAS, IP and the Parent Parties have entered into this Agreement to provide for the redemption of the Units (the “Redemption”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article 1

REDEMPTION

1.1    Redemption.

(a)    On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), IP shall sell and transfer to the Company, and the Company shall redeem from IP the Units. The price of each Unit shall be equal to the VWAP for the Common Stock for the ten consecutive Trading Days immediately prior to delivery of the Notice of Exchange (the “Calculation Period”) calculated in accordance with Section 1.1(b) below (the “Agreed VWAP”).

(b)    IP hereby agrees to transmit its Notice of Exchange for the Units no later than 11:59 p.m. Eastern Time on January 24, 2020; provided that (i) if IP transmits its Notice of Exchange to the Parent Parties prior to 5:00 p.m. Eastern Time on January 24, 2020, January 24, 2020 shall not be included in the Calculation Period for purposes of calculating the Agreed VWAP and (ii) if IP transmits its Notice of Exchange to the Parent Parties at 5:00 p.m. Eastern Time or later on January 24, 2020, January 24, 2020 shall be included in the Calculation Period for purposes of calculating the Agreed VWAP. If IP fails to deliver a Notice of Exchange prior to 12:00 a.m. Eastern Time on January 25, 2020, IP shall be deemed to have delivered a Notice of Exchange as of such date and time.

(c)    The Parties acknowledge and agree that the Redemption constitutes an Exchange for purposes of the Exchange Agreement.

(d)    Notwithstanding anything to the contrary in the Operating Agreement, the Parties hereto agree that the Redemption shall not constitute a Distribution (as defined in the Operating Agreement) under Section 4.01 of the Operating Agreement that is not in accordance with each Member’s Percentage Interest (as defined in the Operating Agreement) to the extent necessary to permit the Redemption.

(e)    Notwithstanding anything to the contrary in the Exchange Agreement, the Parties hereby agree to waive the requirement in Section 2.02(e) of the Exchange Agreement that Parent contribute Deliverable Common Stock to the Company or that Gazelle Holdco contribute cash for a Cash Exchange Payment to the Company to the extent necessary to permit the Redemption.

(f)    Notwithstanding the terms of the Exchange Agreement or the Operating Agreement (collectively, the “Transaction Agreements”), the Parties hereby agree that the Transaction Agreements are hereby waived and amended solely to the extent necessary to permit the Notice of Exchange as set forth herein and the Redemption. For the avoidance of doubt, IP shall not be permitted to exercise its right to Exchange Common Units for Common Stock pursuant to Section 2.01 of the Exchange Agreement until the 180th consecutive day following the Redemption Date.

1.2    Tax Matters.

(a)    The Parties agree that that they will report the Redemption for U.S. federal and all applicable state income tax purposes consistent with its form and as a distribution governed by Section 731 of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties further agree that they will report the Redemption as not giving rise to any taxable income or gain to IP, except to the extent the amount of the Redemption distribution exceeds IP’s adjusted tax basis in all of its Common Units.

(b)    The Parties agree that if, at any point in time subsequent to the Redemption IP recognizes gain under Section 731 of the Code (other than in connection with an actual Exchange) such gain (up to the amount of the negative tax capital account resulting from the Redemption) will be treated as recognized in connection with an Exchange under the Exchange Agreement for purposes of the Tax Receivable Agreement. In such event, the Basis Adjustment (as defined in the Tax Receivable Agreement) for purposes of determining the amount payable to IP pursuant to the Tax Receivable Agreement will be based upon the additional amortizable and depreciable tax basis that will generate deductions allocable to Gazelle Holdco. The Parties will cooperate in good faith to agree, as soon as practicable, as to the amount of the IP negative tax capital account resulting from the Redemption.

1.3    Closing. The closing of the Redemption (the “Closing”) shall be held on the third business day following the date of delivery of the Notice of Exchange, subject to the satisfaction or waiver of the conditions set forth in Section 1.4 below (the date on which the Closing actually occurs is referred to herein as the “Redemption Date”). At the Closing:

(a)    IP shall deliver or cause to be delivered to the Company all right, title and interest in and to the Units, free and clear of all liens, claims, security interests and other encumbrances, together with all documentation reasonably necessary to transfer to the Company such right, title and interest.

(b)    The Company shall pay to IP an amount equal to (i) the number of Units multiplied by (ii) the Agreed VWAP for the Units in immediately available funds by wire transfer to an account in accordance with the instructions provided by IP to the Company no later than two business days prior to the Closing.

(c)    IP agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Redemption.

1.4    Closing Conditions.

(a)    The obligation of the Company to redeem and pay for the Units on the Redemption Date is subject to the satisfaction or waiver of the following conditions:

(i)    that each representation and warranty made by IP in Article 2 below shall be true and correct on and as of the Redemption Date as though made as of the Redemption Date; and

(ii)    that IP has delivered its Notice of Exchange to the Parent Parties.

(b)    The obligation of IP to sell the Units on the Redemption Date is subject to the satisfaction or waiver of the condition that each representation and warranty made by the Parent Parties in Article 3 below shall be true and correct on and as of the Redemption Date as though made as of the Redemption Date.

Article 2

REPRESENTATIONS AND WARRANTIES OF IP

IP hereby makes the following representations and warranties to the Company:

2.1    Existence; Power and Authority. IP has been duly incorporated and is validly existing as a New York corporation, with full power and authority to execute and perform its obligations under this Agreement; and all action required to be taken for due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

2.2    Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of IP.

2.3    No Conflicts. The execution and delivery by IP of, and the performance by IP of its obligations under, this Agreement and the consummation by IP of the transactions contemplated hereby, or the fulfillment by IP of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which IP is a party or by which IP is bound or infringe any law, regulation, order, rule, decree or statute applicable to IP and are not contrary to the provisions of the constitutional documents of IP.

2.4    Title. IP has, and on the Redemption Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Units free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Units or a security entitlement in respect of such Units.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

The Parent Parties hereby make the following representations and warranties to IP:

3.1    Existence; Power and Authority. Each Parent Party has been duly incorporated or organized, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has the corporate or other power and authority to execute and perform its obligations under this Agreement; and all action required to be taken for due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

3.2    Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Parent Parties.

3.3    No Conflicts. The execution and delivery by the Parent Parties of, and the performance by the Parent Parties of its obligations under, this Agreement and the consummation by the Parent Parties of the transactions contemplated hereby, or the fulfillment by the Parent Parties of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which any Parent Party is a party or by which any Parent Party is bound or infringe any law, regulation, order, rule, decree or statute applicable to any Parent Party and are not contrary to the provisions of the constitutional documents of any Parent Party.

3.4    Sufficient Funds. The Company will have, as of the Redemption Date, access to legally available funds sufficient to consummate the Redemption.

Article 4

MISCELLANEOUS

4.1    Termination. This Agreement may be terminated prior to the Closing by mutual written consent of each Parent Party and IP.

4.2    Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

4.3    Expenses. Each party agrees to pay its own costs and expenses associated with this Agreement and the Redemption.

4.4    Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.

4.5    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

4.6    Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

4.7    No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

4.8    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.

4.9    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.10    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.11    Governing Law; Waiver of Jury Trial; Jurisdiction; Specific Performance.. Section 4.05 of the Exchange Agreement is hereby incorporated by reference, mutatis mutandis.

4.12    Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided that confirmation of delivery is received, (iii) when sent if sent by e-mail transmission, so long as a receipt of such e-mail is requested and received by non-automated response or (iv) five days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(a)     if to Parent, the Company or Gazelle Holdco to:

Graphic Packaging Holding Company

1500 Riveredge Parkway NW, Suite 100, 9th Floor

Atlanta, GA. 30328

Attention: Laura Tashma

E-Mail: laura.tashma@graphicpkg.com

with a copy to (which shall not constitute notice):

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attention: William Scott Ortwein

Email: scott.ortwein@alston.com

(b)     if to IP, to:

International Paper Company

6420 Poplar Avenue

Memphis, TN 38197

Attention: General Counsel

Email: sharon.ryan@ipaper.com

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Eric T. Juergens

Email: etjuergens@debevoise.com

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

4.13    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

In witness whereof, the parties have caused this Consent and Waiver Agreement to be executed and delivered as of the date first above written.

INTERNATIONAL PAPER COMPANY

By:	/s/ Tim S. Nicholls
Name:	Tim S. Nicholls
Title:	Senior Vice President and CFO

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

By:	GPI Holding III, LLC, its managing member

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Consent and Waiver Agreement]

GPI HOLDING III, LLC

By:	/s/ Stephen R. Scherger
Name:	Stephen R. Scherger
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Consent and Waiver Agreement]